Exhibit 5
2828 N. Harwood Street
Suite 1800
Dallas, TX 75201-2139

214-922-3400
Fax: 214-922-3831
www.alston.com

May 9, 2014

Southside Bancshares, Inc.
1201 South Beckham
Tyler, Texas 75701

Re:	Registration Statement on Form S-3 relating to the Southside Bancshares, Inc. Dividend Reinvestment Plan
Ladies and Gentlemen:
We have acted as counsel to Southside Bancshares, Inc., a Texas corporation (the “Company”), in connection with the Company’s filing of the above referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.25 per share, for issuance and sale by the Company in accordance with the Company’s Dividend Reinvestment Plan (the “Plan”), the prospectus for which is included in the Registration Statement (the “Prospectus”). We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K under the Securities Act.
In connection with our opinion below, we have examined (i) the Restated Certificate of Formation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) resolutions adopted by Company’s Board of Directors deemed by us to be relevant to this opinion letter, (iv) the Registration Statement, including the Prospectus contained therein, (v) the Plan, (vi) a certificate of the Company’s officers, (vii) certificates of public officials and (viii) such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.
In our examination of the relevant documents, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and (iv) the accuracy, completeness and authenticity of all certificates of public officials.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

May 9, 2014

Our opinion set forth below is limited to the Texas Business Organizations Code (“TBOC”), and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. Special rulings of authorities administering the TBOC or opinions of other counsel have not been sought or obtained.
Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1)	The Shares are duly authorized and, when issued by the Company in accordance with the Plan and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
This opinion letter is provided for use solely in connection with the filing of the Registration Statement with the Commission and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated in the paragraph numbered (1) above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Darren C. Hauck
Darren C. Hauck
A Partner